SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
________________

GLOBAL INTERNET COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Chapter)

Nevada                                                               N/A
                                                                                                 (State of Incorporation)                                           (I.R.S. Employer Identification No.)

2305-1050 Burrard Street
Vancouver, B.C. Canada V6Z 2S3
(Address of Principal Executive Offices)

GLOBAL INTERNET COMMUNICATIONS, INC.
CONSULTING AGREEMENT
(Full Title of the Plan)

Kyleen E. Cane
3199 E. Warm Springs Rd., Suite 200
Las Vegas Nevada 89120
(Name and Address of Agent for Service)

(702) 312-6255
(Telephone Number, including Area Code of Agent for Service)
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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee
Common Stock $0.001 par value	650,000 Shares	$3.05	$1,982,500	$251.18

(1)   This registration statement covers the common stock issueable pursuant to consulting agreements executed with Stuart McPherson and Wayne Mills

(2)   This registration statement shall also cover an indeterminable number of additional shares of common stock which may become issuable under the consulting agreement by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(3)   The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, based upon the price of $3.05 per share for 650,000 shares that have been issued under the consulting agreement. The Proposed Aggregate Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares of Common Stock to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under Securities Act of 1933, as amended.

(4)   The Proposed Aggregate Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price per Share times the total number of shares of Common Stock to be registered. The Proposed Maximum Aggregate Offering Price is estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h)(l) under Securities Act of 1933.
________________
Copies to:
Kyleen E. Cane, Cane & Associates, LLP
3199 E. Warm Springs Rd., Suite 200, Las Vegas, Nevada

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PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

Item 1.     Plan Information.*

Item 2.     Registrant Information and Employee Plan Annual Information.*

*    Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule
                  428 under the Securities Act of 1933, and Note to Part I of Form S-8.

PART II

Item 3.     Incorporation of Documents by Reference.

The following documents filed by Global Internet Communications, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

               (1)     The Company’s Form S-4 Registration Statement, as amended, filed with the Securities and Exchange Commission pursuant to Section 12
                         (g) of the Securities Exchange Act of 1934 (the "Exchange Act") originally on March 13, 2003 and as amended on August 25, 2003;

   (2)     The Company’s Annual Report on Form 10-KSB with the Securities and Exchange Commission for the year ended December 31, 2003;

               (3)     All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to the filing of the Company’s
                         Annual Report for the year ended December 31, 2003 with the Securities and Exchange Commission;

               (4)     The description of the Company’s Common Stock which is contained in the Form S-4 Registration Statement, referred to in (a) above, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded

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for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

The securities to be offered are registered under Section 12 of the Exchange Act of 1934.

Item 5.     Interests of Named Experts and Counsel.

No expert or counsel named in this prospectus as having prepared or certified any part of it or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane & Associates, LLP, independent legal counsel to the Company, has provided an opinion regarding the due authorization and valid issuance of the shares of Common Stock.

Item 6.     Indemnification of Directors and Officers.

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes (the "NRS") and the Bylaws of the Company.

Unless specifically limited by a corporation's articles of incorporation, the NRS automatically provides directors with immunity from monetary liabilities. The Company's Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

         (i)     a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;
         (ii)    a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;
         (iii)   a transaction from which the director derived an improper personal profit; and
         (iv)   willful misconduct.

The Bylaws of the Company provide that the Company will indemnify and hold harmless any person who is or was a director of the Company, and pay expenses in advance of final disposition of a proceeding, to the full extent to which the company is empowered. The By-laws provide that the company may, by action of its Board of Directors from time to time, indemnify and hold harmless any person who is or was an officer, employee, or agent of the company, and pay expenses in advance of final disposition of a proceeding, to the full extent to which the company is empowered, or to any lesser extent which the Board of Directors may determine. However, the company may enter into contracts

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with any person who is or was a director, officer, employee and agent of the company in furtherance of the provisions of this Article and may create a trust fund, grant a security interest in property of the company, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in the Bylaws. The bylaws provide that no indemnification will be provided under the bylaws to any person if the company is prohibited by the nonexclusive provisions of the Nevada Business Corporation Act or other applicable law as then in effect from paying such indemnification.

The Bylaws of the company provide that the company may pay expenses incurred in defending any such proceeding in advance of the final disposition of any such proceeding, provided, however, that the payment of such expenses in advance of the final disposition of a proceeding will be made to or on behalf of a director, officer, employee, or agent only upon delivery to the company of an undertaking, by or on behalf of such director, officer, employee, or agent to repay all amounts so advanced if it will ultimately be determined that such director, officer, employee, or agent is not entitled to be indemnified under this Article or otherwise, which undertaking may be unsecured and may be accepted without reference to financial ability to make repayment.

The Bylaws provide that a director, officer, employee, or agent will be presumed to be entitled to indemnification and/or payment of expenses under this Article upon submission of a written claim and thereafter the company will have the burden of proof to overcome the presumption that the claimant is so entitled.

Item 7.     Exemption from Registration Claimed.

Not applicable.

Item 8.     Exhibits.

Exhibit
Number     Description of Document
----------   --------------------------------------------------------------------------------------
5.1                               Opinion of Cane & Associates, LLP regarding validity of securities with consent to use.
10.1                             Consulting Agreement with Stuart McPherson
10.2                             Consulting Agreement with Wayne Mills
23.1                             Consent of Independent Auditor
23.2                             Consent of Counsel (1)
24.1                             Power of Attorney (2)

(1) Included as part of exhibit 5.1
(2) Included on the signature page of this Registration Statement.

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Item 9.     Undertakings.

The Company hereby undertakes:

                (a)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration:

                               (1)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                               (2)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-
                                       effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                               (3)   To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided however, that that paragraphs (a) (1) and (2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

                (b)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c)     To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the
         Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange
         Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of any action,

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         suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Global Internet Communications, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized , in the City of Las Vegas, State of Nevada, on this 31st day of March, 2004.

                                       GLOBAL INTERNET COMMUNICATIONS, INC.

                                     By:        /s/ Raymond John Demman
                               Raymond John Demman, CEO and Director

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POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Terry Howlett, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the date indicated.

Signature          Title               Date

            President, Secretary,
            Treasurer & Director
            (Principal Executive Officer)
/s/ Raymond John Demman                               (Principal Financial Officer)                                     March 31, 2004
RAYMOND JOHN DEMMAN

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